UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309

(Address of principal executive offices)

(404) 853-1400

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 24, 2024, Acuity Brands, Inc. (“we,” “our,” “us,” “the Company,” or similar references) issued a press release (furnished as Exhibit 99.1 to this report) announcing that it has entered into the Purchase Agreement described in Item 8.01 of this report. The information contained in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On October 24, 2024, Acuity Brands Technology Services, Inc., a wholly owned subsidiary of the Company, entered into an equity purchase agreement (the “Purchase Agreement”) to acquire QSC, LLC (“QSC”), a leader in the design, engineering and manufacturing of audio, video and control solutions and services, from QSC Holdings, Inc. and the other owners of QSC. The terms of the Purchase Agreement reflect a cash purchase price totaling approximately $1.215 billion, subject to customary purchase price adjustments. The transaction is expected to close in the second quarter of fiscal year 2025, subject to customary closing conditions set forth in the Purchase Agreement, including, among others: (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any governmental order or law prohibiting the transaction; (iii) no “Material Adverse Effect” (as defined in the Purchase Agreement) having occurred since the signing of the Purchase Agreement; and (iv) certain other customary conditions relating to the accuracy of the parties’ representations and warranties in the Purchase Agreement (subject, with specified exceptions, to customary materiality standards) and the performance of their respective obligations under the Purchase Agreement in all material respects.

The Company anticipates funding the transaction with cash on hand, as well as adding a $600 million term loan. The term loan will be under the Company’s revolving credit facility dated June 30, 2022, among the Company, its wholly owned subsidiary, Acuity Brands Lighting, Inc., J.P. Morgan Chase Bank, N.A., as administrative agent and joint bookrunner, BofA Securities, Inc., as joint bookrunner, and the other agents and lenders party thereto (the “Existing Credit Facility”). The term loan will be guaranteed by the Company and, subject to certain exceptions, its material domestic subsidiaries. It is expected that the term loan will be subject to representations, warranties, terms and conditions, including covenants, substantially similar to those of the Existing Credit Facility. The term loan will mature on June 30, 2027, which is currently the same date the Existing Credit Facility will expire.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including with respect to the acquisition of QSC and the financing related thereto. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance or events. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual events to differ materially from our historical experience and management’s present expectations. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1A Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 24, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer